EXHIBIT 32.1

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


         The undersigned, John M. Sharpe, Jr., hereby certifies as follows:

         1. I am the Chief Executive Officer and Chief Financial Officer, of Inner Systems, Inc. (the "Company").

         2. To the best of my knowledge, the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended.

         3. To the best of my knowledge based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period audited.


 SIGNATURE                        TITLE                          DATE

                                  President, Chief Executive     April  14, 2004
 /s/ John M. Sharpe, Jr.          Officer and Chief Financial
 -----------------------          Officer
 JOHN M. SHARPE, JR.